EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan of IMPCO Technologies, Inc. of our report dated September 23, 2005, with respect to the financial statements and supplemental schedule of the IMPCO Investment and Tax Savings Plan include in this Annual Report (Form 11-K) for the year ended March 31, 2005.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Costa Mesa, California

September 23, 2005